Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and effective as of December 20, 2021, by and among ALTITUDE INTERNATIONAL HOLDINGS, INC., a New York corporation (“Altitude”), TRIDENT WATER, LLC, a Florida limited liability company (“Trident”; Trident and Altitude, each, a “Borrower” and, together, “Borrowers”), each of the Subsidiary Grantors identified on Schedule I attached hereto (each, a “Subsidiary Grantor” and, collectively, “Subsidiary Grantors”; Altitude, Trident, Subsidiary Guarantors and each other direct or indirect Subsidiary of Borrowers added as a “Grantor” hereunder, each, a “Grantor”, and collectively, the “Grantors”), in favor of FVP SERVICING, LLC, a Delaware limited liability company, as administrative agent (including any successor, participant, assignee or transferee thereof, “Administrative Agent”) for itself and the Lenders (as defined in the Loan Agreement referred to below).

R E C I T A L S

WHEREAS, pursuant to that certain Loan Agreement (as amended, restated, supplemented, extended or otherwise modified from time to time, the “Loan Agreement”) dated as of the date hereof by and among Borrowers, the other Grantors from time to time party thereto, Administrative Agent and the Lenders from time to time party thereto, each Grantor is required to have executed and delivered this Security Agreement encumbering substantially all of each Grantor’s tangible and intangible personal property assets in favor of Administrative Agent for the ratable benefit of itself and the Lenders; and

WHEREAS, each Grantor has determined that it is in its best interest to execute this Security Agreement.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) and intending to be legally bound hereby, each Grantor and Administrative Agent hereby agree as follows:

ARTICLE 1

SECURITY INTEREST, COLLATERAL ASSIGNMENT AND PLEDGE

1.1 Grant of Security.

To secure the prompt payment and performance in full when due of the Secured Obligations, each Grantor (as of the effective date of becoming a signatory hereto) hereby grants to Administrative Agent, for the ratable benefit of itself and the Lenders, a continuing security interest in such Grantor’s right, title and interest in and to all of the following (collectively, the “Collateral”): (a) all Accounts; (b) all cash and currency; (c) all Chattel Paper; (d) those certain Commercial Tort Claims set forth on Schedule 2.10 hereto; (e) all Copyrights; (f) all Copyright Licenses; (g) all Deposit Accounts; (h) all Documents; (i) all Domain Names; (j) all Equipment; (k) all Fixtures; (l) all General Intangibles; (m) all Instruments; (n) all Inventory; (o) all Investment Property; (p) all Letter-of-Credit Rights; (q) all Other Intellectual Property; (r) all Patents; (s) all Patent Licenses; (t) all Pledged Equity and dividends and distributions thereon; (u) all Software; (v) all Supporting Obligations; (w) all Trademarks; (x) all Trademark Licenses; (y) all Goods and other personal property of any kind; and (z) all Accessions and all Proceeds of any and all of the foregoing, in each instance (whether or not expressly specified above), wherever located, and whether now existing, owned, leased or licensed or hereafter acquired, leased, licensed, arising, developed, generated, adopted or created for or by any Grantor, and howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

1.2 Security for Secured Obligations. This security interest created hereby in the Collateral secures the payment and performance in full when due of (a) all Obligations, (b) all Guaranteed Obligations (as defined in the Guaranty) and (c) all costs and expenses incurred by Administrative Agent or any Lender in enforcing and collecting the Obligations (collectively, the “Secured Obligations”).

1.3 Continuing Security Interest; Assignment; Termination. This Security Agreement creates a continuing security interest in the Collateral and will remain in full force and effect until terminated in accordance with the Loan Agreement. This Security Agreement is binding upon each Grantor and its successors, transferees and assignees, and (together with the rights and remedies of Administrative Agent hereunder) inures to the benefit of Administrative Agent and its permitted successors, transferees, participants and assignees. Upon any such termination, (a) all security interests arising under this Security Agreement automatically shall be released, discharged and terminated (without representation, warranty, recourse or liability of any kind by Administrative Agent) and (b) Administrative Agent (at Grantors’ request and sole expense) (i) will execute and deliver such UCC termination statements and other documentation and instruments (all in form and substance reasonably acceptable to Administrative Agent) as may be reasonably requested and provided to Administrative Agent to effect such releases and terminations, and (ii) will deliver to a Grantor or to another Person designated by a Grantor or, if required by applicable law, to another Person that Administrative Agent reasonably believes may be entitled thereto (without any representation, warranty or recourse of any kind whatsoever) all stock certificates, and instruments representing or evidencing Collateral being physically held by Administrative Agent hereunder.

1.4 Security Interest Absolute. All rights of Administrative Agent and the Lenders and the security interests granted to Administrative Agent hereunder, and all obligations of each Grantor hereunder, are absolute and unconditional, irrespective of the occurrence of any one or more of the following:

(a) Any lack of validity or enforceability of any Loan Document; or

(b) The failure of Administrative Agent or any Lender or any holder of any Note:

(i) To assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, or

(ii) To exercise any right or remedy against any other Grantor of, or any collateral securing, any obligations of any Borrower or any other Grantor owing to any Lender; or any change in the time, manner or place of payment of, or in any other term of, any Secured Obligation; or

(c) Any other extension, increase, refinancing, restructuring, compromise or renewal of any Secured Obligation; or

(d) Any reduction, limitation, impairment or termination of any Secured Obligation for any reason, including any waiver, release, surrender, alteration or compromise; or

(e) Any amendment to, rescission, waiver, or other modification of, or any consent to departure from, the terms of any Loan Document; or

(f) Any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any Secured Obligation; or

2

(g) Any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor or its obligations hereunder, including, without limitation, any and all suretyship defenses.

Each Grantor hereby waives any right to or any claim of any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of any invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation.

1.5 Collateral Assignment of Contracts.

(a) Grant of Security Interest. Subject to Section 1.1, without limiting the generality thereof, each Grantor grants a security interest in and collaterally assigns to Administrative Agent all of such Grantor’s right, title and interest in and to all of such Grantor’s contracts, licenses, leases and other agreements and all rights, interests, powers, privileges and other benefits thereunder (including the rights to receive all proceeds and payments under each such contract, license, lease and other agreement. This collateral assignment of each contract, license, lease and other agreement constitutes a fully perfected security interest and collateral assignment; provided, however, that so long as no Event of Default has occurred and is continuing, each Grantor may exercise all rights and powers under and may receive all payments and enjoy all other benefits of each such contract, license, lease and other agreement, subject to the other terms and provisions of this Security Agreement and the other Loan Documents.

(b) Administrative Agent’s Right to Cure. Administrative Agent shall have the right (but not the obligation) to cure or remedy any breach or default on the part of any Grantor under any contract, license, lease or other agreement included in the Collateral. The exercise by Administrative Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts, licenses, leases or other agreements included in the Collateral. Neither Administrative Agent nor any Lender has any obligation or liability under any such contracts, licenses, leases or other agreements included in the Collateral by reason of this Security Agreement, nor is Administrative Agent or any Lender obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.6 Collateral Interest. Notwithstanding anything to the contrary herein, Administrative Agent’s interest in the Collateral is as a security interest and not as an absolute assignment.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to Administrative Agent, as of the Closing Date and as of the Settlement Date for each Advance, as set forth in this Article 2.

2.1 Location of Collateral. Schedule 2.1 identifies (a) all of the locations at which the Collateral is located (other than (i) Inventory or Equipment in transit to any location of a Grantor or (ii) in the possession of employees of a Grantor and used on a remote basis in the ordinary course of business) and (b) the location of the chief executive office of each Grantor.

2.2 Ownership. Grantors own or have the right to possess and use the Collateral and full corporate, partnership or limited liability company authority, as applicable, to grant a security interest in the Collateral. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Equity of any Grantor.

3

2.3 Government Contracts. Except as identified on Schedule 2.3, no Grantor is a party to any federal, state or local government contract (either domestic or foreign).

2.4 Negotiable Documents, Instruments, Certificated Securities and Chattel Paper. Contemporaneously with the execution hereof, each Grantor has delivered to Administrative Agent possession of all originals of all certificated Pledged Equity, Instruments, Documents or Tangible Chattel Paper (other than checks received in the ordinary course of business) owned or held by such Grantor on the date hereof (duly endorsed in blank, if requested by Administrative Agent).

2.5 Intellectual Property Collateral. With respect to each item of Intellectual Property Collateral:

(a) Schedule 2.5(a) sets forth a complete and accurate list of all (i) applications and registrations for Intellectual Property Collateral owned by any Grantor, (ii), all Copyright Licenses (including customized applications and systems integration software licenses, but excluding “off- the-shelf” mass market, non-customized software licenses), Patent Licenses, and Trademark Licenses and (iii) all Software (including customized applications and systems integration software licenses, but excluding “off-the-shelf” mass market, non-customized software licenses).

(b) To each Grantor’s knowledge, the Intellectual Property Collateral is subsisting, valid and enforceable; and the Intellectual Property Collateral owned by such Grantor has not been adjudged invalid or unenforceable, in whole or in part.

(c) To each Grantor’s knowledge, no claim has been made that the use of any Intellectual Property Collateral does or may violate the rights of any Person.

(d) Each Grantor has performed all acts and has paid all required fees and taxes to maintain the Intellectual Property Collateral owned by any grantor in full force and effect in the jurisdictions in which it engages in commerce and it deems it reasonably necessary, as applicable, except where such fees and taxes are being contested in good faith with diligent prosecution.

(e) Each Grantor owns, or is entitled to use by license or otherwise, all Intellectual Property Collateral necessary for or used in the conduct of its business. To the extent any such Intellectual Property Collateral was developed, authored, conceived or created, in whole or in part, for or on behalf of any Grantor by any Person (except in the case of a Copyright, by an employee of any Grantor acting within the scope of such employee’s employment), then such Grantor has entered into a written agreement with such Person in which such Person has assigned all right, title and interest in and to such Intellectual Property Collateral to such Grantor.

(f) To each Grantor’s knowledge, neither the operation of its business nor any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Grantor violates, infringes or misappropriates any rights held by any other Person. To each Grantor’s knowledge, no claim or litigation regarding any of the foregoing is pending or threatened.

2.6 Pledged Equity. With respect to any Pledged Equity constituting Collateral, which is set forth on Schedule 2.6, all of such Pledged Equity is validly issued, fully paid, and non-assessable and, except as set forth on Schedule 2.6, constitutes all of the issued and outstanding shares or interests (and other rights) of equity ownership of each Subsidiary owned by any Grantor.

4

2.7 Valid and Perfected Security Interest. This Security Agreement creates a valid security interest in the Collateral and proceeds thereof securing the payment and performance in full of the Secured Obligations. Upon (a) the filing of UCC financing statements (i) naming each Grantor as “debtor”, (ii) naming Administrative Agent as “secured party” and (iii) describing the Collateral, in the state of formation of such Grantor, (b) in the case of the Pledged Equity consisting of certificated Securities or evidenced by Instruments, in addition to filing of such UCC financing statements, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Administrative Agent (and in the case of Pledged Equity issued by a foreign issuer, any actions required under foreign law to perfect a security interest in such Pledged Equity), in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (c) in the case of Collateral consisting of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the recordation of a grant of security interest with the PTO, the United States Copyright Office or any other Official Body, as applicable, (d) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, and (e) in the case of Collateral consisting of a Deposit Account or Securities Account or held in a Securities Account, the execution and delivery by the applicable Grantor, the applicable Bank or Securities Intermediary and Administrative Agent of an agreement granting control to Administrative Agent over such Collateral, the security interests in the Collateral granted to Administrative Agent for the ratable benefit of Lenders will constitute perfected security interests therein prior to all other Liens (except for Permitted Liens).

2.8 Authorization and Approval. No authorization, approval or other action by (and no notice to or filing with) any Official Body or other Person is required either (a) for the grant by any Grantor of the security interest granted hereby, or (b) for the execution, delivery and performance of this Security Agreement by any Grantor, or (c) for the perfection by Administrative Agent of its rights and interests hereunder (other than as set forth in Section 2.7 hereof), or (d) for the exercise by Administrative Agent of its rights and remedies hereunder.

2.9 Type of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

2.10 Commercial Tort Claims. As of the date hereof, no Grantor has any Commercial Tort Claims other than as set forth on Schedule 2.10 hereto.

2.11 Partnership and Limited Liability Company Interests. Except as set forth on Schedule 2.11 hereto, none of the Collateral (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

2.12 Title. The Collateral is free and clear of all Liens except (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty 30 days or that are being contested in good faith by appropriate proceedings; and (c) those Liens listed on Schedule 2.12 (collectively, the “Permitted Liens”).

2.13 Litigation. Except for the litigation disclosed on Schedule 2.13, no action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of any Grantor, threatened by or against any Grantor. Each Grantor represents and warrants that none of the actions disclosed on Schedule 2.13 are reasonably likely to result in a material adverse effect on its financial condition or the ability of such Grantor to perform its obligations under this Agreement or any of the other Loan Documents.

5

ARTICLE 3

COVENANTS

Each Grantor covenants and agrees that, so long as this Security Agreement remains effective, each Grantor will comply with the covenants set forth in this Article 3, unless Administrative Agent otherwise consents in writing.

3.1 Pledged Equity.

(a) Powers and Appointments. Each Grantor will promptly deliver to Administrative Agent all such certificates, powers, appointments, instruments and similar documents (satisfactory in form and substance to Administrative Agent) constituting Pledged Equity. Prior to delivery to Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of Administrative Agent pursuant hereto. From time to time at Administrative Agent’s request after the occurrence and during the continuance of any Event of Default, each Grantor will promptly transfer any Pledged Equity or other shares of capital stock or ownership interests constituting Collateral into the name of any nominee designated by Administrative Agent.

(b) Pledged Equity. Each Grantor will warrant and defend the right and title herein granted to Administrative Agent in and to the Pledged Equity (and all right, title, and interest represented by the Pledged Equity) against the claims and demands of all Persons.

(c) Voting Rights.

(i) So long as no Event of Default shall have occurred and be continuing, (A) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose not prohibited by the terms of this Security Agreement or the Loan Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Administrative Agent shall have notified such Grantor that, in Administrative Agent’s judgment, such action would infringe on the interests of the Administrative Agent in the Collateral in a material manner and such Grantor shall promptly notify Administrative Agent in writing of material infringements detected, and (B) each Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Pledged Equity.

(ii) Upon the occurrence and during the continuation of an Event of Default, (A) upon written notice from Administrative Agent to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; (B) all rights of such Grantor to receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends and other distributions; and (C) all dividends and other distributions which are received by such Grantor contrary to the provisions of clause (B) above shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Administrative Agent as Collateral in the same form as so received (with any necessary endorsements as determined by Administrative Agent). Upon the cure or waiver by the Administrative Agent of any such Event of Default, the provisions of clause (c)(i) above shall apply.

6

(iii) In order to permit Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Administrative Agent all such proxies, dividend payment orders and other instruments as Administrative Agent may from time to time reasonably request, and (B) without limiting the effect of clause (A) above, each Grantor hereby grants to Administrative Agent an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of equity interests, calling special meetings of holders of equity interests and voting at such meetings), which proxy shall be effective automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations, the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Administrative Agent.

3.2 As to Intellectual Property Collateral. With respect to each item of Intellectual Property Collateral:

(a) No Grantor (i) will fail to use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with Trademarks owned by or licensed to such Grantor, or (ii) will fail to employ with all Trademarks (whether or not registered with any Official Body) an appropriate notice of such Trademark, or (iii) will fail to employ with all Copyrights an appropriate notice of such Copyright, or (iv) will fail to employ with all Patents registered with the PTO, or with an Official Body in a foreign country, an appropriate notice of such registration.

(b) No Grantor will do or permit any act (or omit to do any act) whereby any Intellectual Property Collateral owned by Grantor may lapse or become abandoned, forfeited, invalid, dedicated to the public or unenforceable (except upon expiration of the end of an unrenewable term of a registration thereof) without the prior written consent of Administrative Agent; provided that so long as no Default or Event of Default has occurred or is continuing, no Grantor shall be obligated to protect, defend or maintain any such Intellectual Property Collateral that such Grantor determines, in the good faith and reasonable exercise of its business judgment, is no longer material to such Grantor, to Grantors taken as a whole, or to the business or operations of such Grantor or Grantors taken as a whole (but provided further, that after the occurrence and during the continuance of a Default or Event of Default, Administrative Agent may require a Grantor to protect, defend or maintain such Intellectual Property Collateral and thereafter protect, defend or maintain such Intellectual Property Collateral in such jurisdictions as Administrative Agent deems necessary or desirable).

(c) Each Grantor will promptly notify Administrative Agent if such Grantor believes (or has reason to believe) that (i) any application to register or registration relating to any Intellectual Property Collateral may become abandoned, dedicated to the public, placed in the public domain, invalid or unenforceable, or (ii) there has been or will be an adverse determination or development (including the institution of, or any determination or development in, any proceeding in the PTO, the United States Copyright Office or any other Official Body) regarding such Grantor’s ownership of any Intellectual Property Collateral, its right to register the same, or its right to use, keep, maintain and enforce the same.

7

(d) If any Grantor files an application for the registration of any Intellectual Property Collateral with the PTO, the United States Copyright Office or any other Official Body, then such Grantor must notify Administrative Agent thereof within 90 calendar days thereafter (or 30 calendar days thereafter, for any Copyright), and upon request of Administrative Agent, must promptly execute and deliver any and all agreements, instruments, documents and papers that Administrative Agent may request to evidence Administrative Agent’s security interest in such Intellectual Property Collateral.

(e) Each Grantor will perform all acts and will pay all required fees and taxes (including in any proceeding before the PTO, the United States Copyright Office or any other Official Body) to maintain all Intellectual Property Collateral owned by such Grantor (including Domain Names registered by or on behalf of Grantor) in full force and effect in such jurisdictions as is necessary (in such Grantor’s reasonable business judgment, unless otherwise provided in Section 3.2(b)) for the proper conduct of such Grantor’s business and to pursue any application for registration filed with respect to such Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, and interference and cancellation proceedings.

(f) Upon any Grantor’s acquisition of any Intellectual Property Collateral, the acquisition of which must be recorded in order to perfect such Grantor’s interest therein, then such Grantor will promptly record its interest therein.

(g) Each Grantor (i) will protect, defend and maintain the validity and enforceability of all the Intellectual Property Collateral and (ii) will use commercially reasonable efforts to detect violations, infringements and misappropriations of such Intellectual Property Collateral and promptly notify Administrative Agent in writing of material violations, infringements and/or misappropriations detected.

(h) Each Grantor, on a continuing basis, will apply to register such Grantor’s Trademarks, pursue patent protection for such Grantor’s inventions, and register the most recent versions of any of such Grantor’s Copyrights and Other Intellectual Property to the extent that any such registration would be consistent with customary industry practice or such Grantor’s historical business practices or the failure to register could reasonably be expected to be materially adverse to Grantor’s business.

(i) No Grantor will enter into any agreement that would impair or conflict with such Grantor’s obligations hereunder with respect to the Intellectual Property Collateral, except as otherwise permitted hereby or under the Loan Agreement.

(j) Each Grantor, on a continuing basis, will make, execute, acknowledge and deliver, and will file and record in the proper filing and recording places in the United States, any state thereof and any other country or any political subdivision thereof, all such instruments, collateral agreements and filings (including all appropriate financing and continuation statements) with the PTO, the United States Copyright Office or any other Official Body, as applicable, and will take all such action as Administrative Agent may reasonably deem to be necessary to perfect Administrative Agent’s security interest in all Intellectual Property Collateral and otherwise to carry out the intent and purpose of this Security Agreement, or for assuring and confirming to Administrative Agent the grant or perfection of a security interest in all Intellectual Property Collateral.

8

(k) Each Grantor, on a continuing basis, will ensure that it has appropriate measures in place to ensure that all material that may constitute Intellectual Property Collateral created by or on behalf of such Grantor has been appropriately assigned by any developer to such Grantor.

3.3 As to Customer and Material Business Records and Computer Software, and Trade Secrets. Each Grantor will utilize standard industry precautions to safeguard the utility, value and confidentiality of all such records, materials and information covered by this Section.

3.4 Issuance or Acquisition of Equity Interests. No Grantor shall, without executing and delivering, or causing to be executed and delivered, to Administrative Agent such agreements, documents and instruments as Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

3.5 Further Assurances. Each Grantor (from time to time at its own expense) will promptly execute and deliver all further instruments and documents, and will take all further action, that may be necessary (or that Administrative Agent may reasonably request) in order to perfect any security interest, collateral assignment or pledge granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(a) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any Property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by Administrative Agent to perfect its security interest in such Collateral, is delivered to Administrative Agent duly endorsed in a manner satisfactory to Administrative Agent. Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to Administrative Agent indicating Administrative Agent’s security interest in such Tangible Chattel Paper.

(b) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (i) Deposit Accounts, (ii) Investment Property, (iii) Letter-of-Credit Rights and (iv) Electronic Chattel Paper.

(c) If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor and Administrative Agent so requests (i) notify such Person in writing of Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for Administrative Agent’s account and subject to Administrative Agent’s instructions and (iii) use reasonable best efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of Administrative Agent.

9

(d) To the extent that any Grantor shall, now or at any time hereafter, hold or acquire a Commercial Tort Claim, such Grantor shall immediately notify Administrative Agent in a writing signed by such Grantor of the particulars thereof and grant to Administrative Agent, for the benefit of the Lenders and Administrative Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to Administrative Agent.

(e) Will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary (or as Administrative Agent may reasonably request) in order to perfect the security interests, collateral assignments, pledges and other rights granted or purported to be granted to Administrative Agent hereby.

(f) Will furnish to Administrative Agent (from time to time at Administrative Agent’s request) statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail.

(g) Will notify Administrative Agent in writing immediately upon such Grantor becoming a party to any federal, state or local government contract (either domestic or foreign), and, upon the request of Administrative Agent, promptly take all actions required under the Federal Assignment of Claims Act or any similar state, local or foreign laws as Administrative Agent may reasonably request.

3.6 Joinder. Each Grantor added after the date hereof shall execute the joinder in the form attached hereto as Schedule 3.6, whereupon such party shall be deemed to be a party to, and shall be subject to all of the terms and conditions of, this Agreement as if it were a Grantor on the date of this Agreement.

3.7 Liens. Each grantor covenants and agrees not to create, assume or suffer to exist any Lien on any of its Property or assets, whether now owned or hereinafter acquired other than Permitted Liens.

3.8 Litigation. Each Grantor covenants and agrees to provide Administrative Agent written evidence of the payment in full for any judgment entered against such Grantor or settlement entered into by such Grantor that relates to the actions disclosed on Schedule 2.13, within the earlier of thirty (30) days of such judgment being entered or the period set forth in such settlement.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE 4

LENDER

4.1 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Administrative Agent as such Grantor’s attorney-in-fact, with full authority in the name, place and stead of such Grantor or otherwise, from time to time in Administrative Agent’s reasonable discretion, to take any action and to execute any instrument which Administrative Agent may deem reasonably necessary to accomplish the purposes of this Security Agreement. This authority includes the power, upon the occurrence of and during the continuance of an Event of Default:

10

(a) To ask, demand, collect, sue for, recover, compromise, restructure, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral including proceeding against any of the Collateral; and/or

(b) To notify the parties obligated on any of the Collateral to make payment to Administrative Agent of any amount due or to become due in connection therewith; and/or

(c) To receive, endorse, and collect any drafts, checks or other instruments, documents and chattel paper in connection with clause (a) of this Section 4.1; and/or

(d) To file any claims or take any action or institute any proceedings which Administrative Agent may deem reasonably necessary for the collection of any of the Collateral or otherwise to enforce the rights of Administrative Agent, any Lender or any Grantor with respect to any of the Collateral; and/or

(e) To execute (in the name, place and stead of any Grantor) endorsements, assignments, powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(f) To exercise all rights with respect to any Pledged Collateral of such Grantor hereunder; and/or

(g) To perform any and all of the affirmative obligations and covenants of such Grantor hereunder (with notice thereof to be provided to such Grantor by Administrative Agent within a reasonable time thereafter).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 4.1 is irrevocable and coupled with an interest, but that it will terminate upon the termination of this Security Agreement pursuant to Section 1.3.

4.2 Administrative Agent May Perform. From time to time, Administrative Agent (at its option) may perform (or may cause the performance of) any act which any Grantor agrees hereunder to perform and which such Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given during the continuance of an Event of Default), and Administrative Agent from time to time (at its option) may also take any other action (or may cause the performance of any action) which Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein or collateral assignments or pledges thereof. The costs and expenses of Administrative Agent incurred in connection with any such performance will be payable by Grantors (jointly and severally) and shall be Secured Obligations.

4.3 Administrative Agent Has No Duty. The rights and powers conferred upon Administrative Agent hereunder are solely to protect Administrative Agent’s and each Lender’s interest in the Collateral and do not impose any duty on Administrative Agent to exercise any such rights or powers. Except for reasonable care of any Collateral in Administrative Agent’s possession in accordance with Section 4.4 and the accounting for moneys actually received by it hereunder, Administrative Agent has no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

11

4.4 Reasonable Care. Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, Administrative Agent will be deemed to have exercised such reasonable care in the custody and preservation of any of the Collateral if Administrative Agent takes such action for that purpose as any Grantor reasonably requests in writing at times other than after the occurrence or during the continuance of a Default. Notwithstanding the foregoing, any failure or refusal by Administrative Agent at any time to comply with any such request by any Grantor will not in itself be deemed a failure to exercise reasonable care.

ARTICLE 5

DEFAULTS AND REMEDIES

5.1 Certain Remedies. If any Event of Default occurs and is continuing:

(a) In addition to other rights and remedies provided for herein (including under Article 4) or otherwise available to Administrative Agent or any Lender (including under the other Loan Documents and/or applicable law), Administrative Agent may also exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral). Upon the occurrence of any Event of Default, Administrative Agent will have the immediate right to enforce and realize upon any and all collateral security granted under the Loan Documents (including the Collateral hereunder) in any manner or order that Administrative Agent deems expedient without regard to any equitable principles of marshalling or otherwise. All rights and remedies available to Administrative Agent or any Lender are to be considered cumulative in nature.

(b) Without notice, except as expressly specified herein or required by applicable law, Administrative Agent may also sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. To the extent notice of sale is required by law, each Grantor agrees that prior notice to a Grantor of at least ten (10) calendar days indicating the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale (without further notice) may be made at the time and place to which it was so adjourned.

(c) Administrative Agent may require Grantors to, and each Grantor hereby agrees (at its expense) that it will, forthwith assemble all or part of the Collateral as directed by Administrative Agent and make such Collateral available to Administrative Agent at a place designated by Administrative Agent that is reasonably convenient to both Administrative Agent and Grantors.

(d) Unless Administrative Agent otherwise consents, each Grantor will remit to Administrative Agent all cash proceeds received in respect of any sale of, or collection from, or other realization upon all or any part of the Collateral. All cash proceeds received by Administrative Agent from any Grantor or otherwise in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (in the discretion of Administrative Agent) may be held by Administrative Agent as additional Collateral for the Secured Obligations, and/or then or at any time thereafter may be applied in whole or in part by Administrative Agent against all or any part of the Secured Obligations in an order consistent with the designated application of payments provided for in the Loan Agreement. Any surplus of such cash or cash proceeds held by Administrative Agent and remaining after payment in full of all the Secured Obligations will be paid over to a Grantor or to whomsoever Administrative Agent reasonably believes may be lawfully entitled to receive such surplus.

12

(e) To the extent any of the Collateral represents an interest in a partnership, a limited liability company or other unincorporated enterprise, in addition to any other rights and remedies available to Administrative Agent or any Lender under the Loan Documents or applicable law, Administrative Agent (at its option but with notice to the relevant Grantor) may also exercise all rights and privileges of the holder of such interest under the agreements governing such Collateral and the Organizational Documents for the related organization or may instruct such Grantor how to exercise such rights and privileges (with which instructions each Grantor hereby agrees to comply). Each Grantor, in addition, covenants and agrees (at Administrative Agent’s request) to amend (and to use commercially reasonable efforts to cause others to amend) any of the Organizational Documents for such organization in order to authorize Administrative Agent to so exercise any such rights and privileges associated with such Collateral (including voting rights and the rights to participate in management decisions). The rights of Administrative Agent under this Section 5.1(e) may be transferred to and exercised by any subsequent acquiror or transferee of the Collateral pursuant to any sale of or foreclosure on such Collateral. Each Grantor hereby agrees that the rights of Administrative Agent and each Lender (or any subsequent acquiror or transferee of the Collateral) under this Section 5.1(e) may be enforced by specific performance or otherwise.

5.2 Special Securities-Related Remedies-Compliance with Restrictions. Each Grantor agrees that, in any sale of any of the Pledged Equity, Administrative Agent is authorized to comply with any limitation or restriction in connection with the type of such sale pursued as Administrative Agent may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Official Body. Each Grantor further agrees that such compliance will not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor will Administrative Agent or any Lender be liable or accountable to any Grantor for any discount allowed by reason of the fact that such Collateral is sold at foreclosure or otherwise in compliance with any such limitation or restriction or by reason of the fact that such Pledged Equity may represent a minority interest in any Grantor.

5.3 Special IP-Related Remedies (License of Intellectual Property Collateral). Each Grantor hereby grants Administrative Agent a royalty-free, non-exclusive, worldwide, irrevocable license (the “Remedies License”) under all present and future Intellectual Property Collateral of such Grantor to make, have made, use, sell, offer for sale, import, rent, lease, reproduce, display, distribute, perform, prepare derivative works (including the right to sub-license such rights to another Person), in any and all media now known or hereafter developed and in all channels of distribution, without restriction, from time to time after the occurrence and during the continuance of any Event of Default and delivery of notice thereof by Administrative Agent (unless such Event of Default is under Section 7.1(e) of the Loan Agreement, in which case no such notification shall be required) in connection with the maintenance, preservation, preparation, sale, disposition, collection, foreclosure, or other realization of, upon, or with respect to the Collateral or payment of the Secured Obligations in accordance with the Loan Documents, with the use of registered Trademarks subject to a commercially appropriate standard of quality. The Remedies License shall remain in full force and effect until this Security Agreement is terminated in accordance with Section 1.3 (but any sub-license or transfer of the Remedies License prior to the termination of the Remedies License shall survive such termination of the Remedies License unless otherwise provided on such sub-license or transfer document). The rights of Administrative Agent under the Remedies License are assignable by Administrative Agent (without the consent of such Grantor) in connection with (a) any sale or other disposition of Collateral in accordance with the Loan Documents to the extent necessary to permit the purchaser of such Collateral to have continuing and royalty free, worldwide rights with respect to the items of Collateral sold to such purchaser or (b) any assignment or other transfer by Administrative Agent of all or any part of its rights under and in accordance with the Loan Documents. Upon or at any time after the occurrence of any Event of Default, each Grantor will deliver (or cause to be delivered) to Administrative Agent (at Administrative Agent’s request but at such Grantor’s expense) a copy of all such Intellectual Property Collateral and all related other Collateral in a form requested by Administrative Agent. Administrative Agent’s rights, as a licensee under this Section 5.3, constitute a separately enforceable contract from the balance of this Security Agreement.

13

5.4 Retention of Collateral. In addition to the rights and remedies hereunder, Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until Administrative Agent shall have provided such notices, however, Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

5.5 Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Administrative Agent or the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon as provided in the Loan Agreement, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

5.6 Administrative Agent’s Rights Upon Occurrence of a Liquidation Event.

(a) Right to Certain Payments and Distributions. Upon the occurrence of any Liquidation Event, any payment or distribution of any kind or character (whether in cash, securities or other property) that but for this Security Agreement would be payable or deliverable to a Grantor must instead be paid or delivered directly to Administrative Agent for application to the Secured Obligations.

(b) Non-Cash Payments and Distributions. Notwithstanding the provisions of clause(a) of this Section 5.6, if Administrative Agent receives delivery of any such payment or distribution in connection with a Liquidation Event in a form other than cash, then Administrative Agent may hold such Property as additional Collateral for the Secured Obligations, and no Grantor of the Secured Obligations will be entitled to a credit with respect to the Secured Obligations, nor will the Secured Obligations otherwise be adjusted in any respect, until such time as Administrative Agent (in its sole and absolute discretion) has sold, discounted or otherwise liquidated such distribution and then (subject to the terms of Section 7.6), such credit or adjustment to the Secured Obligations will be limited only to the net cash proceeds realized therefrom after the payment of all costs and expenses associated with such sale or liquidation.

(c) Collection of Payments and Distributions. In addition to any rights otherwise permitted under the Loan Documents or applicable law, each Grantor hereby irrevocably authorizes and empowers Administrative Agent, upon the occurrence of any Liquidation Event, to file and/or vote claims and take such other proceedings, in each instance in Administrative Agent’s own name or in the name of a Grantor, or otherwise, all as Administrative Agent may reasonably deem necessary for the enforcement of this Security Agreement. Each Grantor further agrees duly and promptly to (i) take such action as may be requested by Administrative Agent to assist in the collection and/or compromise of any amounts owed to any Grantor in respect of a Liquidation Event, (ii) file appropriate proofs of claim in respect of such amounts, (iii) execute and deliver to Administrative Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be requested by Administrative Agent to enable Administrative Agent to enforce any and all claims upon or with respect to such amounts, and (iv) collect, compromise and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to such amounts.

14

5.7 Delivery of Payments and Distributions. If any Grantor receives any payment, distribution or any other funds or property in contravention of the provisions hereof or any other Loan Document, then such Grantor must immediately deliver such payment, distribution or other funds or property (or proceeds thereof) to Administrative Agent in precisely the form received (except for the endorsement or assignment without recourse of such Grantor where necessary) for application to the Secured Obligations (or, at Administrative Agent’s option, held as additional Collateral therefor), whether or not then due or mature in accordance with the provisions of the Loan Agreement. Until such funds or property are delivered to Administrative Agent, such Grantor must hold such payment, distribution or other funds or property (or proceeds thereof) (a) in trust for the benefit of and as property of Administrative Agent and (b) separate from (i.e., not commingled with) its other assets. If a Grantor fails or refuses to make any such endorsement or assignment, then Administrative Agent (or any of its officers or employees) is hereby irrevocably authorized by such Grantor to make the endorsement and/or assignment.

5.8 Cooperation and Assistance. Each Grantor agrees (during the existence of a Default or an Event of Default) to take any actions that Administrative Agent may reasonably request in order to enable Administrative Agent and each Lender to receive the full rights and benefits granted to Administrative Agent and each Lender by the Loan Documents. Each Grantor further agrees that each Grantor will assist and cooperate with Administrative Agent (and will use its best efforts to cause others to assist and cooperate with Administrative Agent) to ensure that each Grantor continues (a) to operate in the normal course of business, (b) to fulfill all of its legal, regulatory and contractual obligations and (c) to otherwise be properly and professionally managed. At Administrative Agent’s request and the expense of Grantors (jointly and severally), at any time during the existence of an Event of Default, such assistance and cooperation may include the employment of (and, to the maximum extent not prohibited by the rules, regulations and orders of any Official Body with jurisdiction, the delegation of appropriate management authority to) one or more qualified and independent consultants and professional managers acceptable to Administrative Agent to assist in the interim operations of Grantors; all of which each Grantor hereby agrees not to challenge.

5.9 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Administrative Agent and/or Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent and/or Lender (a) to fail to incur expenses deemed significant by the Administrative Agent and/or Lender to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent and/or Lender against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent and/or Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent and/or Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent and/or Lender would not be commercially unreasonable in the Administrative Agent’s and/or Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent and/or Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Grantors or to impose any duties on the Administrative Agent and/or Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

15

ARTICLE 6

DEFINITIONS

6.1 Loan Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Security Agreement (including the preamble and recitals hereof) have the meanings provided in the Loan Agreement.

6.2 Rules of Construction. The rules of interpretation and construction set forth in the Loan Agreement apply to the interpretation and construction of this Security Agreement.

6.3 Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement (including the preamble and recitals hereof) have the following meanings:

“Administrative Agent” is defined in the introductory paragraph hereof.

“Borrower” or “Borrowers” is defined in the introductory paragraph hereof.

“Collateral” is defined in Section 1.1.

“Copyright License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right under any Copyright.

“Copyrights” means all copyright and similar rights under the laws of the United States (including all proprietary rights afforded pursuant to Title 17 of the United States Code, including, without limitation, all rights in copyrights, works of authorship, original designs and mask works) and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all registrations, applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by law, all rights to make applications for registrations and recordations, and all adaptations, derivations, and versions thereof, regardless of the medium of fixation or means of expression, now existing or hereafter applied for, registered, created, or acquired.

16

“Domain Names” means all internet domain names and applications therefor and all URLs.

“Grantor” is defined in the introductory paragraph hereof.

“Intellectual Property Collateral” means, collectively, all Copyrights, all Domain Names, all Patents, all Software, all Trademarks, all Trade Secrets, and all Other Intellectual Property owned and/or used by a Grantor, and all Copyright Licenses, all Patent Licenses, and all Trademark Licenses granted by or to a Grantor.

“Liquidation Event” means any foreclosure on or any sale of all or any material part of the assets of any Grantor, or any liquidation, dissolution or other winding up (partial or complete) of any Grantor or any Grantor’s business, or any sale, receivership, insolvency or bankruptcy proceeding, any assignment for the benefit of creditors, or any other proceeding by or against any Grantor or its assets for any relief under any bankruptcy or insolvency law relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions.

“Loan Agreement” is defined in the recitals hereof.

“Other Intellectual Property” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, not otherwise included in Copyrights, Copyright Licenses, Domain Names, Patents, Patent Licenses, Trademarks, Trademark Licenses and Trade Secrets, including, without limitation, all rights to and under all new and useful inventions, discoveries, technology, confidential information, methods, processes, designs, technology, art, brands, formulas, algorithms, software, concepts, protocols, electronic or other databases, tangible embodiments (in whatever form or medium), and all improvements thereof and all know-how related thereto, together with the rights to all related past, present and future causes of action and any and all interests, claims, and rights for damages, profits, and other awards or remedies by reason of any infringement, unauthorized use, dilution, misappropriation, or other violation of intellectual property rights, now existing or hereafter created or acquired.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right under any Patent.

“Patents” means all letters patent and patent applications in the United States and all other countries (and all letters patent that issue therefrom), including all industrial designs, industrial models, utility models, certificates of invention and other indices of invention ownership, and all reissues, reexaminations, extensions, renewals, substitutes, divisions and continuations (including continuations-in-part and continuing prosecution applications) thereof, all rights to make applications for issuance and recordations, for the full term thereof, now existing or hereafter applied for, issued, or acquired.

“Pledged Equity” means, with respect to each Grantor, (a) 100% of the issued and outstanding equity interests of each Subsidiary that is directly owned by Grantor and (b) 66% (or such greater percentage that, due to a change in an applicable law after the date hereof, (i) could not reasonably be expected to cause the undistributed earnings of such foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such foreign Subsidiary’s United States parent and (ii) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding equity interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding equity interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each foreign Subsidiary that is directly owned by such Grantor, including the equity interests of the Subsidiaries owned by such Grantor as set forth on Schedule 2.6 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such equity interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, (A) all equity interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and (B) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the equity interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of such Grantor.

17

“Secured Obligations” is defined in Section 1.2.

“Security Agreement” means this Security Agreement and all exhibits, schedules and supplemental addenda hereto, all as may be amended and otherwise modified from time to time hereafter.

“Software” means computer software (including source code and object code), data, databases and all documentation related thereto.

“Trade Secrets” means any data or information of any Grantor that is not commonly known by or available to the public, and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Trademark License” means any agreement, written or oral, providing for the grant by or to Grantor of any right to use any Trademark.

“Trademarks” means all trademark and service mark rights, statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, trade dress, logos and other source or business identifiers and indicia of commercial source or origin, together with all translations, adaptations, derivations and combinations thereof, and the goodwill associated therewith, all registrations and applications for registration thereof, and all rights to make applications for registrations and recordations, under the laws of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, now existing or hereafter applied for, registered, adopted, or acquired.

6.4 UCC Definitions. The following terms shall have the meanings ascribed to such terms as defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”): Accession, Account, As-Extracted Collateral, Bank, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Securities Entitlement, Securities Account, Securities Intermediary, Security, Software, Supporting Obligation and Tangible Chattel Paper.

18

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1 Loan Document. This Security Agreement and each separate assignment executed in connection herewith are Loan Documents executed pursuant to the Loan Agreement and (unless otherwise expressly indicated herein) are to be construed, administered and applied in accordance with the terms and provisions thereof.

7.2 Amendments. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor herefrom, shall in any event be effective unless such amendment, waiver or consent is in writing and signed by Administrative Agent and Grantor. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

7.3 Notices.

(a) Written Notices.

(i) All notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, as follows:

If to Grantor:

c/o Altitude International Holdings, Inc.

4500 SE Pine Valley Street

Port Saint Lucie, FL 34952

Attn: Gregory C. Breunich, CEO

Telephone: 941-730-9547

Email: GBreunich@clubmedacademies.com

If to Administrative Agent:

FVP Servicing, LLC

1201 Broadway, 7th Floor

New York, NY 10001

Attn: Keith Lee / Tom Betts

Telephone: 646.902.6645

E-mail: klee@feenixpartners.com / tbetts@feenixpartners.com

(ii) Notices if (a) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and

(b) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

(iii) Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, be effective when delivered for overnight (next-day) delivery, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to Lenders shall not be effective until actually received by such Person at its address specified in this Section 10.

19

(iv) Any agreement of Administrative Agent or any Lender herein to receive certain notices by telephone or e-mail is solely for the convenience and at the request of Borrowers. Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrowers to give such notice and neither Administrative Agent nor any Lender shall have any liability to Borrowers or other Person on account of any action taken or not taken by Administrative Agent or any Lender in reliance upon such telephonic or e-mail notice. The obligation of Borrowers to repay the Loans and all other obligations and hereunder shall not be affected in any way or to any extent by any failure of Administrative Agent or any Lender to receive written confirmation of any telephonic or e-mail notice or the receipt by Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by Administrative Agent or any Lender to be contained in any such telephonic or e-mail notice.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to Administrative Agent or any Lender pursuant to Section 2 hereof unless Administrative Agent or such Lender has agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. Any Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

7.4 Severability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Security Agreement shall be prohibited by or invalid under such law, then such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

7.5 Entire Agreement. This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements (written or oral) with respect thereto.

20

7.6 Reinstatement. To the maximum extent not prohibited by applicable law, this Security Agreement shall continue to be effective or be reinstated if at any time any amount received by Administrative Agent or any Lender in respect of the Loan Agreement or any other Loan Document is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Grantor or any substantial part of any Grantor’s assets, or otherwise, all as though such payments had not been made.

7.7 Conflict Provision. In the event of any irreconcilable conflict between the terms and conditions of this Security Agreement and the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall govern.

7.8 Administrative Agent. References in this Security Agreement to Administrative Agent shall mean either to Administrative Agent in such capacity or (where appropriate) to Administrative Agent for the benefit of itself and other Lenders. Unless otherwise indicated in this Security Agreement or the other Loan Documents, all Collateral held and all payments received by Administrative Agent are deemed to be held and received, respectively, for the benefit of itself and the other Lenders.

7.9 Waiver of Suretyship Defenses. Each Grantor hereby waives any and all defenses and rights of discharge based on suretyship or impairment of collateral (including any lack of attachment or perfection with respect thereto) that it may now have or may hereafter acquire with respect to Administrative Agent or any Lender or any of such Grantor’s obligations hereunder or under any other agreement that it may have or hereafter enter into with Administrative Agent or any Lender.

7.10 Waiver of Subrogation. Until this Security Agreement is terminated in accordance with Section 1.3, each Grantor hereby irrevocably waives any claim or other rights which it may now have or may hereafter acquire against any other Grantor that arise from the existence, payment, performance or enforcement of any Grantor’s obligations under this Security Agreement or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of Administrative Agent or any Lender against any other Grantor or any collateral which Administrative Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

7.11 Waiver of Notice; Waiver of Bond. Each Grantor waives all rights of notice and hearing of any kind prior to the exercise by Administrative Agent or any Lender of its rights during the continuance of any Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral. Each Grantor waives the posting of any bond otherwise required of Administrative Agent or any Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon Collateral or other security for the Secured Obligations, to enforce any judgment or other court order entered in favor of Administrative Agent or any Lender, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Security Agreement or any other Loan Document.

7.12 Waiver of Liability. Each Grantor (a) agrees that neither Administrative Agent nor any Lender (nor any director, officer, employee or agent of Administrative Agent or any Lender) shall have any liability to any Grantor (whether sounding in tort, contract or otherwise) for losses or costs suffered or incurred by any Grantor in any way related to the transactions contemplated or the relationship established by any Loan Document, or any act, omission or event occurring in connection therewith, except for actual losses resulting directly from Administrative Agent’s or such Lender’s own gross negligence, willful misconduct or fraud, and (b) waives, releases and agrees not to sue upon any claim against Administrative Agent or any Lender (or their directors, officers, employees or agents) whether sounding in tort, contract or otherwise, except for claims for actual losses resulting directly from Administrative Agent’s or such Lender’s own gross negligence, willful misconduct or fraud. Moreover, whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither Administrative Agent nor any Lender (nor any director, officer, employee or agent of Administrative Agent or any Lender) shall have any liability with respect to (and each Grantor hereby waives, releases and agrees not to sue upon any claim for) any special, indirect, consequential, punitive or non-foreseeable damages suffered by any Grantor in any way related to the transactions contemplated or the relationship established by any Loan Document, or any act, omission or event occurring in connection therewith.

7.13 Counterparts. This Security Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each counterpart will be deemed to be an original, but all counterparts together will constitute one and the same instrument. A signature page hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

7.14 Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 13.3, 13.4, 13.5 and 13.7 of the Loan Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

21

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Security Agreement, and it is effective as of the day and year first above written.

GRANTORS:

ALTITUDE INTERNATIONAL HOLDINGS, INC.,
a New York corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

TRIDENT WATER, LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

ALTITUDE SPORTS MANAGEMENT CORP.,
a Wisconsin corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

BREUNICH HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

CMA SOCCER LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

SECURITY AGREEMENT

ITA-USA ENTERPRISE LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

NORTH MIAMI BEACH ACADEMY LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

NVL VOLLEYBALL ACADEMY LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

SIX LOG CLEANING AND SANITIZING LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

ALTITUDE WELLNESS LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

SECURITY AGREEMENT

ADMINISTRATIVE AGENT:	FVP SERVICING, LLC,
a Delaware limited liability company, as Administrative Agent

	By:	/s/ Keith Lee
Name:
Title:

SECURITY AGREEMENT